                                                                   EXHIBIT 23.01


               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the Black Box Corporation 1992 Stock Option Plan of our report dated June 14, 2004, with respect to the consolidated financial statements and schedule of Black Box Corporation included in its Registration Statement on Form 10-K for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP


June 16, 2004
Pittsburgh, Pennsylvania